RYDEX|SGI FUNDS

805 King Farm Boulevard, Suite 600

Rockville, Maryland 20850

January 5, 2012

URGENT: PLEASE HELP TODAY

Dear Valued Shareholder,

Once again, we have adjourned the 2011 Special Joint Meeting of Shareholders for your fund(s) to allow more time for proxy votes to be submitted. We understand that you may have received multiple letters and/or phone calls from us urging you to cast your vote. It is critical that we secure a sufficient number of proxy votes so that we may proceed with important business of the fund.

Please help us to avoid further expenses associated with this shareholder meeting by taking just a couple of minutes to vote your shares today.

The Meeting has been adjourned once again to January 26th, 2012. As of the date of this letter, your voting instructions have not yet been received. Remember, the Board of Trustees has carefully considered the proposals, believes the proposals to be in the best interests of shareholders, and unanimously recommends that you vote FOR each of the proposals.

Thank you very much for your assistance and happy New Year.

Sincerely,

Richard M. Goldman

President

P.S. - More information regarding this Special Joint Meeting of Shareholders and the proposals can be found in the proxy statement. If you would like another copy of the proxy statement or have any proxy-related questions, please call 1-877-864-5058 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Here are three convenient methods for submitting your proxy vote.

1.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

2.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3.

Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the first two options above to insure that your response is received in time for the Special Joint Meeting on January 26th.

RYDEX|SGI FUNDS

805 King Farm Boulevard, Suite 600

Rockville, Maryland 20850

January 5, 2012

URGENT: PLEASE HELP TODAY

Dear Valued Shareholder,

Once again, we have adjourned the 2011 Special Joint Meeting of Shareholders for your fund(s) to allow more time for proxy votes to be submitted. We understand that you may have received multiple letters and/or phone calls from us urging you to cast your vote. It is critical that we secure a sufficient number of proxy votes so that we may proceed with important business of the fund.

Please help us to avoid further expenses associated with this shareholder meeting by taking just a couple of minutes to vote your shares today.

The Meeting has been adjourned once again to January 26th, 2012. As of the date of this letter, your voting instructions have not yet been received. Remember, the Board of Trustees has carefully considered the proposals, believes the proposals to be in the best interests of shareholders, and unanimously recommends that you vote FOR each of the proposals.

Thank you very much for your assistance and happy New Year.

Sincerely,

Richard M. Goldman

President

P.S. - More information regarding this Special Joint Meeting of Shareholders and the proposals can be found in the proxy statement. If you would like another copy of the proxy statement, have any proxy-related questions, or would like to vote your proxy by phone, please call 1-877-864-5058 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Here are four convenient methods for submitting your proxy vote.

1.	Vote with a Telephone Voting Representative. You may cast your vote by telephone with a proxy representative by calling toll-free 1-877-864-5058. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

4.

Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the first three options above to insure that your response is received in time for the Special Joint Meeting on January 26th.